UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

THUNDER BRIDGE ACQUISITION, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38531	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike

Suite D203

Great Falls, Virginia 22066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 431-0507

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	TBRG	The NASDAQ Stock Market LLC
Warrants to purchase one Class A Ordinary Share	TBRGW	The NASDAQ Stock Market LLC
Units, each consisting of one Class A Ordinary Share and one Warrant	TBRGU	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed on January 22, 2019 by Thunder Bridge Acquisition, Ltd., a Cayman Islands exempted company (including the successor after the Domestication (as defined below), “Thunder Bridge”), with the U.S. Securities and Exchange Commission (“SEC”), on January 21, 2019, Thunder Bridge entered into an Agreement and Plan of Merger, which was subsequently amended and restated on February 11, 2019 (as amended, the “Merger Agreement”) with TB Acquisition Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Thunder Bridge (“Merger Sub”), Hawk Parent Holdings, LLC, a Delaware limited liability company (“Repay”), and CC Payment Holdings, L.L.C., solely in its capacity as the securityholder representative thereunder (the “Repay Securityholder Representative”). Pursuant to the Merger Agreement, (i) Thunder Bridge will domesticate from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”) and (ii) Merger Sub will merge with and into Repay with Repay continuing as the surviving entity and a subsidiary of Thunder Bridge (the “Merger” and together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”). In connection with the Transactions, Thunder Bridge’s corporate name will change to “Repay Holdings Corporation.”

Second Amendment to the Merger Agreement

On May 9, 2019, the parties to the Merger Agreement entered into the Second Amendment to the Merger Agreement (the “Second Amendment”) pursuant to which the parties further amended and restated the Merger Agreement, effective as of January 21, 2019, in order to, among other things:

●	require as a condition to the closing of the Transactions (the “Closing”) that Thunder Bridge (i) obtain the requisite consent of the holders of Thunder Bridge’s Warrants (as defined below) to enter into and implement the Warrant Amendment (as defined below) (and provide each of Thunder Bridge and Repay a right to terminate the Merger Agreement if such consent is not obtained), and (ii) enter into and implement the Warrant Amendment;

●	reduce the Base Merger Consideration (as defined in the Merger Agreement) from $600,000,000 to $580,650,000;

●	reduce the Required Cash Consideration Amount (as defined in the Merger Agreement) by $30,000,000;

●	reduce the Cash Consideration payable to the Company Equity Holders (as defined in the Merger Agreement) by the amount of cash required to be paid to holders of Warrants pursuant to the Warrant Amendment;

●	provide for the retention by the consolidated post-Closing company of up to $50,000,000 to the extent there are cash proceeds in excess of the cash amounts required to be paid in connection with the Closing (in addition to the $10 million in cash reserves already provided for in the Merger Agreement) (the “Company Balance Sheet Allocation”), which excess cash proceeds are intended to be used for general corporate purposes, including paying debt or funding future acquisitions;

●	remove the $300,000,000 cap on Cash Consideration payable to the Company Equity Holders;

●	provide that Richard Thornburgh will serve on the board of directors of the surviving corporation in lieu of James Kirk;

●	eliminate certain escrow and other provisions of the Merger Agreement relating to contingent obligations of Repay that have been eliminated or satisfied;

●	add additional covenants regarding any Additional Equity Financing (as defined in the Merger Agreement) that is obtained, including the PIPE Investment (as defined below);

●	add additional covenants regarding the Warrant Amendment (including the related Warrantholder Meeting (as defined below)) referred to below; and

●	exclude Thunder Bridge Acquisition, LLC (the “Sponsor”) and the PIPE Investors (as defined below) from Repay’s Closing condition under the Merger Agreement relating to the 9.9% and 25% Thunder Bridge share ownership limitations upon the Closing.

In the Second Amendment, the parties also approved and consented to the Sponsor Letter Amendment (as defined below) and the PIPE Investment with the PIPE Investors specified therein.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Amended Sponsor Letter

In connection with the execution of the Second Amendment and the PIPE Investment, the parties agreed to amend the letter agreement, dated as of January 21, 2019 (the “Sponsor Earnout Letter”), among Thunder Bridge, the Sponsor and Repay (such amendment, the “Sponsor Letter Amendment”).

Pursuant to the Amended Sponsor Letter, among other things:

●	the Sponsor has agreed to deliver for cancellation at the Closing an additional 1,935,000 of its Class B ordinary shares of Thunder Bridge, for a total of 2,335,000 Class B ordinary shares to be so cancelled;

●	the number of Class B ordinary shares to be deposited into escrow by Sponsor at the Closing and subject to vesting has been reduced by 935,000, to a total of 2,965,000 Class B ordinary shares;

●	the Sponsor has agreed to transfer certain of its Private Warrants (as defined below) to the PIPE Investors pursuant to the Lock-up Agreement referred to below, and to deliver to Thunder Bridge for cancellation any of its remaining Private Warrants after giving effect to such transfer;

●	the Sponsor has waived any rights that it might otherwise have with respect to its Private Warrants to the Warrant Cash Payment (as defined below);

●	the Parent Expense Cap (as defined in the Amended Sponsor Letter) has been increased from $20,000,000 to $21,750,000, and certain expenses relating to the Debt Financing (as defined in the Merger Agreement) were excluded from the expenses subject to the Parent Expense Cap; and

●	the number of Class B ordinary shares that the Sponsor may transfer prior to the Closing without Repay’s consent to third parties who provide any equity or debt financing for the Transactions has been reduced from 2,150,000 to 1,462,335.

The foregoing description of the Sponsor Letter Amendment is not complete and is qualified in its entirety by reference to the full text of the Sponsor Letter Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Cantor Forfeiture Agreement

In connection with the PIPE Investment, on May 9, 2019, Cantor Fitzgerald & Co. (“Cantor”) entered into a letter agreement (the “Cantor Forfeiture Agreement”), pursuant to which Cantor agreed to forfeit all 350,000 of its Private Warrants. Cantor also waived its rights to the Warrant Cash Payment with respect to its Private Warrants.

The Warrant Amendment

In connection with, and as a condition to the consummation of, the proposed Transactions, Thunder Bridge is proposing to enter into an amendment (the “Warrant Amendment”) to the Warrant Agreement, dated as of June 18, 2018 (the “Warrant Agreement”), between Thunder Bridge and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). Pursuant to the Warrant Amendment, the Warrant Agreement will be amended to provide, that:

●	each of the warrants (the “Warrants”) to purchase Thunder Bridge Class A ordinary shares outstanding immediately prior to the Closing, including the Warrants issued in Thunder Bridge’s initial public offering (the “Public Warrants”) and the Warrants initially issued to the Sponsor and Cantor in a private placement (the “Private Warrants”), will become exercisable for one-quarter of one Class A ordinary share of Thunder Bridge, rather than a whole Class A ordinary share, at an exercise price of $2.875 per one-quarter share ($11.50 per whole share);

●	each holder of the Warrants will receive, for each such Warrant (in exchange for the reduction in the number of shares for which such Warrants are exercisable), $1.50 in cash (the “Warrant Cash Payment”); and

●	the Private Warrants will be redeemable and exercisable on the same basis as the Public Warrants.

The holders of the Private Warrants have waived their rights to receive the Warrant Cash Payment.

In connection with the Transactions, the Warrants will be converted automatically in the Domestication into the right to acquire the number of shares of common stock of Repay Holdings Corporation (Thunder Bridge, as renamed following the Domestication) as would have been issuable if the holder of such Warrants had exercised the Warrants immediately prior to the Domestication (in each case, after giving effect to the Warrant Amendment).

The Warrant Amendment requires the approval of holders of at least 65% of the outstanding Public Warrants to become effective. Thunder Bridge will call a meeting (the “Warrantholder Meeting”) of the holders of the outstanding Warrants (“Warrantholders”) (to be held immediately prior to the special meeting of holders of Thunder Bridge ordinary shares to be called to consider and vote upon the matters relating to the Transactions) to approve the Warrant Amendment.

The foregoing description of the Warrant Amendment is not complete and is qualified in its entirety by reference to the full text of the form of the Warrant Amendment, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Support Agreement

In connection with the Second Amendment providing that Richard Thornburgh will serve on the board of directors of Thunder Bridge immediately after the Closing in lieu of James Kirk, Mr. Thornburgh has entered into a support agreement (the “Support Agreement”) in favor of Thunder Bridge and Repay and their present and future successors and subsidiaries (collectively, the “Covered Parties”).

In the Support Agreement, Mr. Thornburgh has agreed for the restricted period described below, subject to specified exceptions and conditions in the Support Agreement, to not directly or indirectly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, or be employed by, any business that is primarily engaged in the business of providing electronic payment processing services to merchants in any or all of the payday lending, installment lending, buy-here, pay-here auto lending, collections, debt recovery and accounts receivable management industries. Mr. Thornburgh also agreed in the Support Agreement to certain non-solicitation and non-interference obligations during the restricted period and customary confidentiality requirements. The restricted period lasts from the Closing until (x) the six-month anniversary of when Mr. Thornburgh is no longer an employee or director of the Covered Parties, or (y) the three-month anniversary of the date Mr. Thornburgh is no longer an employee or director of the Covered Parties because Mr. Thornburgh ceases to be affiliated with Corsair.

In addition, Thunder Bridge and Repay have agreed to terminate the support agreement that they previously entered into with Mr. Kirk on January 21, 2019.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

The disclosure set forth in Item 3.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On May 9, 2019, Thunder Bridge entered into subscription agreements (each, a “Subscription Agreement”) with the investors named therein (the “PIPE Investors”), pursuant to which Thunder Bridge agreed to issue and sell to the PIPE Investors an aggregate of One Hundred Thirty-Five Million Dollars ($135,000,000) of Thunder Bridge Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Investment”). The PIPE Investment is conditioned on the Closing being scheduled to occur concurrently or immediately following the closing of the PIPE Investment and other customary closing conditions. The proceeds from the PIPE Investment will be used to fund a portion of the Required Cash Consideration payable to the Company Equity Holders, the Warrant Cash Payment payable to the Warrantholders in connection with the Warrant Amendment and other payments required in connection with the Transactions. Excess proceeds will be paid by Thunder Bridge to Repay as the Company Balance Sheet Allocation pursuant to the Merger Agreement and will be available for corporate purposes including paying indebtedness or funding future acquisitions. In the event those excess proceeds together with other cash available in connection with the Transactions exceed $60 million, the excess over such amount will increase the portion of the Merger consideration to be paid to the Company Equity Holders in cash (with a corresponding decrease of the amount to be paid to the Company Equity Holders in units of Repay).

Thunder Bridge has agreed in the Subscription Agreements to file a registration statement covering the shares purchased by the PIPE Investors within 15 business days after the closing of the PIPE Investment and to use commercially reasonable efforts to keep the registration statement effective until the earlier of two years following the closing of the PIPE Investment and the first day on which the PIPE Investors can sell all of their shares under Rule 144 without manner of sale or volume restrictions. The foregoing obligations are subject to delay or suspension by Thunder Bridge for customary limited periods.

In connection with the PIPE Investment, on May 9, 2019, certain PIPE Investors entered into a letter agreement by and among Thunder Bridge, the Sponsor and the PIPE Investors named therein (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, the PIPE Investors party thereto agreed, for a period commencing on the Closing and ending one hundred twenty (120) days thereafter, not to engage in a Prohibited Transfer (as defined in the Lock-up Agreement (which generally includes all sales, lending and other transfer arrangements, subject to specified exceptions)) with respect to the Thunder Bridge shares acquired by such PIPE Investor pursuant to the Subscription Agreement and the Private Warrants (and any shares issuable upon exercise of such Private Warrants) acquired by such PIPE Investor from the Sponsor pursuant to the Lock-up Agreement. In consideration for entering into the Lock-up Agreement, the Sponsor agreed to transfer to the PIPE Investors party to the Lock-up Agreement an aggregate of 8,000,000 Private Warrants held by the Sponsor. The Private Warrants to be transferred pursuant to the Lock-up Agreement will be subject to the terms of the Warrant Amendment such that following such amendment they will be exercisable for an aggregate of 2,000,000 Class A ordinary shares.

The foregoing descriptions of the Subscription Agreement and Lock-up Agreement are not complete and are qualified in their entirety by reference to the full texts of the forms of Subscription Agreement and Lock-up Agreement, respectively, copies of which are filed as Exhibit 10.4 and Exhibit 10.5 hereto, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 9, 2019, Thunder Bridge issued a press release announcing the execution of the Second Amendment, the Subscription Agreements and the Lock-up Agreement. The press release is attached hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 is a copy of selected slides that update certain information previously provided in the investor presentation dated April 2019 and furnished as Exhibit 99.1 to the Form 8-K filed on April 2, 2019 by Thunder Bridge.

The information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the Transactions, Thunder Bridge anticipates presenting its unaudited pro forma combined financial information as of and for the year ended December 31, 2018 (“pro forma information”) as follows: (1) a scenario that assumes no Class A ordinary shares of Thunder Bridge are redeemed (“No Redemption”), in which the proposed business combination is accounted for using the acquisition method of accounting on the basis of Thunder Bridge being the accounting acquirer and (2) a scenario that assumes the maximum number of Class A ordinary shares of Thunder Bridge that can be redeemed, while still satisfying the closing conditions under the Merger Agreement, are redeemed (without any additional equity financing taking place other than the PIPE Investment)(“Maximum Redemptions”), in which the proposed business combination is accounted for as a reverse merger on the basis of Repay being the accounting acquirer. Such pro forma information will be presented in an amendment filing of Thunder Bridge’s Registration Statement on Form S-4 (the “Form S-4”), together with accompanying notes to such pro forma information that describe the assumptions and estimates underlying the applicable pro forma adjustments.

In the pro forma information relating to the No Redemption scenario, acquisition accounting would be applied to Repay’s historical balance sheet information by recording fair value of assets acquired and liabilities assumed. In addition, as a result of the transaction terms described in Item 1.01 of this Current Report on Form 8-K and based on the assumptions and estimates to be described in the Form S-4, we expect that, as of December 31, 2018, (i) cash and cash equivalents on a combined pro forma basis would have been approximately $60 million (which now reflects, among other things, the impact of the reduced Required Cash Consideration, proceeds of the PIPE Investment, the aggregate Warrant Cash Payment and the increased portion of the Merger Consideration that may be paid in cash to Repay Equity Holders), (ii) goodwill on a combined pro forma basis would have been between approximately $380 million and $415 million (which now reflects, among other things, the impact of the reduced Base Merger Consideration), (iii) additional paid-in capital would have been between approximately $370 million and $405 million (which now reflects, among other things, the impact of the proceeds from the PIPE Investment and the aggregate Warrant Cash Payment) and (iv) equity attributable to non controlling interests would have been approximately $151 million (which now reflects, among other things, the fair value of the Post-Merger Repay Units that the Repay Shareholders will receive).

In the pro forma information relating to the Maximum Redemption scenario, Repay’s historical basis would be carried over in a reverse merger. Under such scenario, among other differences from the No Redemption scenario, (i) the estimated liabilities relating to the tax receivable agreement would be recorded as a dividend as opposed to contingent consideration, (ii) there would be no fair value adjustments in respect of intangible assets and goodwill and (iii) the estimated liabilities relating to the tax receivable agreement would increase primarily due to undiscounted liability being recorded.

Unaudited pro forma combined financial information is derived from, and should be read in conjunction with, the financial information of Thunder Bridge and Repay contained in the Form S-4. Unaudited pro forma combined financial information is for illustrative purposes only. You should not rely on unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the Transactions occurred on the date indicated or the future results that Thunder Bridge or Repay or the surviving company will experience. Actual results may differ materially from the assumptions used to present unaudited pro forma combined financial statements.

The descriptions of the selected pro forma information above are preliminary and may be updated. In particular, the final Merger Consideration and the cash and equity consideration components thereof are subject to settlement of certain closing adjustment items, and all estimates of pro forma adjustments described above are based on currently available information and assumptions, which may change and be updated. For example, the components that comprise the cash consideration have fluctuated since December 31, 2018 and are expected to continue to do so. Furthermore, such selected pro forma information should not be viewed as substitute for full unaudited pro forma condensed combined financial information prepared in accordance with Regulation S-X, which will be presented in the Form S-4 of Thunder Bridge. You should refer to such Form S-4 when it becomes available which will also describe the assumptions and estimates underlying the applicable pro forma adjustments that were used to prepare the selected pro forma information above, as well as the full unaudited pro forma condensed combined financial information in such Form S-4.

Important Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination between Thunder Bridge and Repay. In connection with the proposed business combination, Thunder Bridge has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a preliminary proxy statement/prospectus of Thunder Bridge, and will file other documents regarding the proposed transaction with the SEC. After the registration statement is declared effective, Thunder Bridge will mail the definitive proxy statement/prospectus to its shareholders. Before making any voting or investment decision, investors and shareholders of Thunder Bridge are urged to carefully read the preliminary proxy statement/prospectus, and when they become available, the definitive proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about Thunder Bridge, Repay and the proposed business combination. The documents filed by Thunder Bridge with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to Thunder Bridge Acquisition, Ltd., 9912 Georgetown Pike, Suite D203, Great Falls, Virginia 22066, Attention: Secretary, (202) 431-0507.

Participants in the Solicitation

Thunder Bridge and Repay and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Thunder Bridge in favor of the approval of the business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Thunder Bridge in connection with the proposed business combination is set forth in the preliminary proxy statement/prospectus. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Repay’s industry and market sizes, future opportunities for Thunder Bridge, Repay and the combined company, Thunder Bridge’s and Repay’s estimated future results and the proposed business combination between Thunder Bridge and Repay, including the implied enterprise value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the proposed transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Thunder Bridge’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inability to meet the closing conditions to the business combination, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the inability to complete the transactions contemplated by the definitive agreement due to the failure to obtain approval of Thunder Bridge’s shareholders and warrantholders, the inability to consummate the PIPE Investment, the inability to consummate the contemplated debt financing, the failure to achieve the minimum amount of cash available following any redemptions by Thunder Bridge shareholders or the failure to meet The Nasdaq Stock Market’s listing standards in connection with the consummation of the contemplated transactions; costs related to the transactions contemplated by the definitive agreement; a delay or failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; changes in the payment processing market in which Repay competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Repay targets; risks relating to Repay’s relationships within the payment ecosystem; risk that Repay may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Repay; and the risk that Repay may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Thunder Bridge and Repay or the date of such information in the case of information from persons other than Thunder Bridge or Repay, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Repay’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Number	Description
2.1	Second Amendment to Agreement and Plan of Merger, dated as of May 9, 2019, by and among Thunder Bridge, Merger Sub, Repay, and the Repay Securityholder Representative

10.1	Amendment to Sponsor Letter Agreement, dated as of May 9, 2019, by and among Thunder Bridge, Sponsor and Repay

10.2	Form of Amendment to Warrant Agreement between Thunder Bridge and Continental Stock Transfer & Trust Company

10.3	Corsair Director Support Agreement, dated as of May 9, 2019, by Richard E. Thornburgh in favor of Thunder Bridge and Repay

10.4	Form of Subscription Agreement between Thunder Bridge and the PIPE Investors, dated as of May 9, 2019

10.5	Form of Lock-Up Agreement between Sponsor and certain PIPE Investors, dated as of May 9, 2019

99.1	Press Release, dated May 9, 2019

99.2	Selected investor presentation slides, dated May 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER BRIDGE ACQUISTION, LTD.

Dated: May 9, 2019	By:	/s/ Gary A. Simanson
Name: Gary A. Simanson
Title: Chief Executive Officer